                                                                    Exhibit 99.1


                             D2 TECHNOLOGIES, INC.
                             ---------------------


                           TANDEM STOCK OPTION PLAN
                           ------------------------

     THIS TANDEM STOCK OPTION PLAN (the "Plan") is adopted by D2 TECHNOLOGIES, INC., a California corporation (the "Company"), with reference to the following facts:

     RECITALS:
     --------

     A. The Company desire to issue shares of its common stock to certain employees, consultants and independent contractors (the "Recipients") in order to reward those Recipients for their contributions to the growth and profits of the Company.

     B. To accomplish that goal, the Company is adopting this Plan to establish the terms and conditions on which the Company shall issue to such Recipients options to acquire the Company's common stock.

     PLAN:
     ----

     NOW, THEREFORE, the Company hereby adopts the following Plan:

1.   DEFINITIONS
     -----------

     The following terms shall have the meanings indicated below:

     1.1  "Board" means the Board of Directors of the Company.
           -----

     1.2  "Code" means the Internal Revenue Code of 1986, as amended.
           ----            -----------------------------

     1.3  "Employment Termination Date" means the date on which a Recipient
           ---------------------------
ceases to be employed by the Company for any reason.

     1.4  "Exercise Date" means the date on which the Recipient delivers to the
           -------------
Company a written notice that such Recipient elects to exercise an Option with respect to some or all of the Shares of Stock subject to that Option.

     1.5  "Expiration Date" means, with respect to each Option, the date
           ---------------
specified by the Board as the last date on which the Option may be exercised.

     1.6  "Grant Date" means the date on which the Board grants an Option to a
           ----------
Recipient pursuant to this Plan.

     1.7  "Incentive Option" means an Option which satisfies the requirements of
           ----------------
Code Section 422, and each successor provision of the Code.

     1.8  "Nonqualified Option" means an Option which is no an Incentive Option.
           -------------------

     1.9   "Option" means an option granted under this Plan to a Recipient which
            ------
entitles the Recipient to purchase Shares.

     1.10  "Option Term" means the period of time during which the Recipient may
            -----------
exercise an Option granted to the Recipient pursuant to this Plan, which period shall (a) commence on the Grant Date, and (b) end on the earlier (i) of the Expiration date, or (ii) the date which is six (6) months after the Recipient's Employment Termination Date, if termination is caused by Recipient's death or disability, or thirty (30) days after the Recipient's Employment Termination Date if such termination occurs as a result of any cause other than Recipient 's death or disability.

     1.11  "Recipient" means an employee, consultant or independent contractor
            ---------
of the Company to whom an Option is granted pursuant to this Plan.

     1.12  "Shares" means the shares of common capital stock of the Company.
            ------

     1.13  "Vested Percentage" means, with respect to each Option, the portion
            -----------------
of the Option in which the Recipient has become vested, as determined under
Section 4.3.2, below.

     1.14  "Vested Shares" means, with respect to each Option the number of
            -------------
Shares determined by multiplying (a) the total number of Shares subject to the Option, times (b) the Recipient's Vested Percentage.

2.   COVERED OPTIONS
     ---------------

     2.1  Types of Options.  The Company may grant to Recipients either
          ----------------
Incentive Options or Nonqualified Options. Unless the Board of Directors designates an Option as an Incentive Option at the time the Option is granted to the Recipient, the Option shall be a Nonqualified Option.

     2.2  Application of Plan.  Except as otherwise expressly provided in this
          -------------------
Plan, all the provisions of this Plan relate equally to both Incentive Options and Nonqualified Options.

3.   RESERVATION OF SHARES
     ---------------------

     3.1  Number of Shares Reserved.  The Company shall establish a Stock Option
          -------------------------
Reserve ("Stock Option Reserve") to which it shall credit One Hundred Thousand (100,000) Shares of its authorized and unissued stock.

     3.2  Issuance of Options.  The Company may not grant an Option to acquire
          -------------------
Shares unless there are credited to the Stock Option Reserve, immediately prior to the grant of the Option, the number of Shares to which the Option is to apply. If an Option is granted for a number of Shares which exceeds the number of Shares then credited to the Stock Option Reserve, then the Option shall be effective only with respect to the number of Shares then credited to the Stock Option Reserve.

     3.3  Adjustment to Reserve.  So long as this Plan is in effect, the Company
          ---------------------
shall not issue any of the Shares credited to the Stock Option Reserve, except pursuant to the exercise of Options granted under this Plan.

          3.3.1  Stock Split, Etc.  If the Company effects a subdivision or
                 ----------------
consolidation of Shares or any other capital readjustment, the payment of a stock dividend, a stock split or reverse stock split, or any other increase or decrease in the number of the outstanding Shares without receiving compensation therefor in money, services, or property (other than pursuant to the exercise of Options granted under this Plan), then the number of Shares then credited to the Stock Option Reserve shall:

                 A. In the event of an increase in the number of outstanding Shares, be proportionately increased;

                 B. In the event of an increase in the number of outstanding Shares, be proportionately decreased.

Any fractional Shares resulting from any such adjustment shall be disregarded.

          3.3.2  Grant and Exercise of Options.  The number of Shares credited
                 -----------------------------
to the Stock Option Reserve shall be (a) reduced by the number of Shares for which Options are granted under this Plan, and (b) subject to that Option but for which the Option was not exercised.

4.   GRANT OF OPTIONS
     ----------------

     4.1  Eligible Individuals.  The Company may grant:
          --------------------

          4.1.1  Incentive Options.  Incentive Options only to employees of the
                 -----------------
Company. A person who is a member of the Board of Directors of the Company shall be eligible to receive an Incentive Option only if that person also is an employee of the Company.

          4.1.2  Nonqualified Options.  Nonqualified Options to any employee,
                 --------------------
Director, independent contractor or consultant of the Company.

     4.2  Discretionary Terms.  Subject to Section 4.3, below, the Board in its
          -------------------
discretion shall determine with respect to each Option granted under this Plan:

          4.2.1  Recipients.  Those Recipients, if any, to whom Options shall be
                 ----------
granted under this Plan.

          4.2.2  Number of Shares.  The number of Shares subject to the Option;
                 ----------------

          4.2.3  Price.  The purchase price per Share subject to each Option;
                 -----
provided,
--------

                 A. If the Option is an Incentive Option, then the purchase price per Share shall be equal to the fair market value of each such Share as of the Grant Date, as determined by the Board in good faith (taking into account, among other factors, the price at which Shares recently have been purchased and sold; the price at which shares of the Common Stock of reasonably comparable corporations are being traded; and the earnings history, book value, and prospects of the Company in light of marketing conditions generally); and

                 B. If the Option is a Non-qualified Option, then the purchase price per Share shall be not less than eighty-five percent (85%) of the fair market value of each such Share as of the Grant Date, determined by the Board in good faith (taking into account, among other factors, the price at which Shares recently have been purchased and sold; the price at which Shares of the common stock of reasonably comparable corporations are being traded; and the earnings history, book value, and prospects of the Company, in light of marketing conditions generally); and

                 C. Notwithstanding Paragraphs A and B, above, if the Recipient directly or indirectly own stock of the Company possessing more than ten percent (10%) of the total voting power of all classes of stock of the Company or any parent corporation or subsidiary of the Company, then (1) the purchase price for the Shares subject to the Option shall be equal to or greater than one hundred ten percent (110%) of the fair market value of such Shares as of the Grant Date, and (2) the Option Term for such Option may not exceed five (5) years.

          4.2.4  Other Matters.  Whether:
                 -------------

                 A. To impose on each Option terms and conditions which are in addition to, or different from, those imposed on other Options; and

                 B. To require as a condition to the grant of an Option that the Recipient surrender any Options then held by the Recipient to purchase Shares, whether pursuant to options previously granted to the Recipient under an employee stock option plan or pursuant to any other option, warrant or other right then held by the Recipient.

     4.3  Mandatory Terms.  Each Option granted pursuant to this Plan shall be
          ---------------
subject to the following terms and conditions:

          4.3.1  Vested Shares.  A Recipient may exercise an Option at any time
                 -------------
only with respect to the number of Vested Shares under the Options.

          4.3.2  Vesting.  Unless a different schedule has been prescribed b the
                 -------
Board at the time an Option is granted, a Recipient shall become vested in (a) twenty-five percent (25%) of the Shares subject to an Option if the Recipient remains employed by the Company during the one-year period following the Grant Date, and (b) one-thirty-sixth (1/36th) of the remaining Shares subject to the Option for each subsequent full calendar month that the Recipient remains employed with the Company; provided, each Recipient shall become vested in
                           --------
Shares at a rate not less favorable to the Recipient than twenty percent (20%) per year over a period of five years.

          4.3.3  Assignments.  No option granted under this Plan may be assigned
                 -----------
or transferred (except, to the extent permitted by Code Section 424, between spouses or former spouse incident to a divorce or to the Recipient's estate or other successor following the death of the Recipient) and during the life of the Recipient no Option shall be exercisable by any person other than the Recipient.

          4.3.4  Limits on Incentive Options.  With respect to Incentive Options
                 ---------------------------
only:

                 A. No Incentive Option granted under this Plan may be exercised unless the Recipient to whom such Option was granted was an employee of the Company (or a successor thereto pursuant to a transaction described in Section 424 of the Code) at all times during the period beginning on the Grant Date and ending no more than three (3) months prior to the date on which the option is exercised (subject to the 30-day period set forth in Section 4.37, below).

                 B. At no time shall the aggregate fair market value (determined at the time the option is granted) of all Shares with respect to which Incentive Options (whether they are Options granted under this Plan or are incentive stock options granted under any other plan sponsored by the Company) are exercisable for the first time by any employee during any calendar year, exceed $100,000.

                  C. Each Incentive Option shall expire to the extent it is not exercised within ten (10) years after the Grant Date.

          4.3.5   Time of Exercise.  Options may be exercised at any time during
                  ----------------
the Option Term, provided that an Option may be exercised only (a) once during
                 --------
any calendar quarter, and (b) not more than twice in any calendar year.

          4.3.6   Partial Exercise.  If a Recipient exercises an Option as to
                  ----------------
some but not all the Shares which are subject to the Option then the remaining Shares subject to the Option shall continue to be subject to the Option and may be purchased upon any subsequent exercise of the Option prior to the end of the Option Term.

          4.3.7   Termination of Option.  If a Recipient of an Option who is an
                  ---------------------
employee terminates employment with the Company, then the Option shall terminate on the earlier of (a) the Expiration Date, or (b) the date which is six (6) months after the Recipient's Employment Termination Date, if termination is caused by Recipient's death or disability, or thirty (30) days after the Recipient's termination date, if such termination occurs as a result of any cause other than Recipient's death or disability. Prior to termination, the Recipient shall be entitled to exercise the Option with respect to Vested Shares by delivering the Exercise Notice (as defined in Section 5.1) to the Company prior to termination of the Option.

          4.3.8   Adjustment to Shares and Price.  If the Shares of the Company
                  ------------------------------
are increased, decreased or changed into or exchanged for a different number or kind of shares of stock or securities of the Company or of another corporation as the result of a stock split or stock dividend or combination of shares or any other change, or are exchanged for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, then the Board shall adjust accordingly (in such manner so as to cause such adjustment not to be a "modification" of such Option as defined in Code Section 424), the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that the Recipient's proportionate interest shall be maintained as before the occurrence of such event. To the extent permitted by Code Section 424, such adjustment in outstanding Options shall be made without change in the aggregate price applicable to the unexercised portion of the Option and with a corresponding adjustment in the purchase price per share. Any such adjustment made by the Board shall be conclusive.

          4.3.9   Rights as Shareholder. No Recipient shall have any rights as a
                  ---------------------
shareholder of the Company with respect to any Share subject to an Option until after (a) the Recipient has exercised the Option, and (b) there is issued to the Recipient a stock certificate evidencing ownership of such share. No adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          4.3.10  Financial Statements.  Within one hundred twenty (120) days
                  --------------------
after the end of each of the Company's fiscal years, the Company shall provide to each Recipient holding unexercised Options a statement of revenue and expenses for the Company for the most recently completed fiscal year, and a balance sheet for the Company dated as of the last day of such fiscal year.

          4.3.11  Listing and Registration.  If at any time the Board
                  ------------------------
determines, in its discretion, that the listing, registration or qualification of Options granted pursuant to the Plan, or the Shares to be sold and issued upon exercise of such Options, upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options pursuant to the Plan, or the sale of Shares upon the exercise of such Options, then no further Options may be granted or Shares should unless such listing, registration, qualification, consent or approval shall have been obtained free of any conditions not acceptable to the Board. The Board may cause the Company, at its expense, to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

          4.3.12  Stock Option Agreement.  Options granted under this Plan shall
                  ----------------------
be evidenced by a written Stock Option Agreement, substantially in the form attached as Exhibit A to this Plan (in the case of Incentive Options), or by a written Nonqualified Stock Option Agreement substantially in the form attached as Exhibit B to this Plan (in the case of Nonqualified Options), and in each case containing such additional terms and conditions consistent with the provisions of the Plan as are imposed by the Board and which, in the opinion of the Board, are necessary or desirable for the protection of the Company.

     4.4  Notice.  The Board shall give written notice of any Option granted
          ------
under this Plan to the Recipient and to the Company within ten (10) days after the Grant Date. Each such notice shall specify (a) the number of shares subject to the Option, (b) the type of Option (Incentive or Nonqualified), (c) the purchase price for Shares under the Option, (d) the Option Term and (e) the times at which the Option may be exercised.

5.   ISSUANCE OF SHARES
     ------------------

     5.1  Notice of Exercise.  To the extent that an Option may be exercised
          ------------------
with respect to Vested Shares under Section 4, above, such Option shall be exercised only by the Recipient delivering to the Company a written notice (the "Exercise Notice") stating the number of Shares with respect to which the Option is being exercised.

     5.2  Closing.  The closing of the purchase and sale of Shares pursuant to
          -------
the exercise of an Option shall occur at the offices of the Company on a mutually agreeable date not more than thirty (30) days after the date on which the Exercise Notice is delivered to the Company pursuant to Section 5.1, above (or, if later, the third business day after the date on which the condition specified in Section 5.2.1, below, is satisfied).

          5.2.1   Condition Precedent.  The obligations of the parties at the
                  -------------------
closing shall be subject to the Company's obtaining any permits, qualifications or other consents that may be required under state or federal securities laws in connection with the issuance of the Shares.

          5.2.2   Deliveries of Closing.  At the closing:
                  ---------------------

                  A.  The Recipient shall deliver:

                      (1) The purchase price for the Shares being purchased, either in cash or by certified or cashier's check or money order or, in such amount as is determined under the terms of the Option being exercised by the Recipient;

                      (2) An executed Stock Transfer Agreement pursuant to
Section 6, below;

                      (3) An executed Investment Letter, in substantially the form set forth as Exhibit C to this Plan (if requested by the Company); and

                      (4) Such other documents and instruments as the Company reasonably may request to effect the closing in compliance with this Plan and applicable law.

                  B.  The Company shall deliver:

                      (1) One or more stock certificates evidencing the Shares being purchased by the Recipient; and

                      (2) As executed Stock Transfer Agreement pursuant to
Section 6, below.

     5.3  Legend.  All certificates evidencing Shares purchased pursuant to
          ------
exercise of an Option shall be imprinted with such legends, if any, as may be necessary to comply with applicable federal and State securities laws, and also bear a legend in substantially the following form:

     THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCK TRANSFER AGREEMENT BETWEEN THE COMPANY AND [RECIPIENT] DATED ________, 19___, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

     5.4  Failure to Complete Purchase.  If, upon tender and delivery by the
          ----------------------------
Company at the closing of the stock certificates required pursuant to Section 5.2, above, the Recipient fails to accept delivery of and to pay for all or any part of the number of Shares specified in the Exercise Notice, then the Board, in its discretion, may terminate the Recipient's right to exercise the Option with respect to such undelivered shares and any other Shares subject to the Option.

     5.5  Fully Paid Shares.  All Shares issued upon the exercise of Options
          -----------------
granted under this Plan shall be fully paid and nonassessable shares.

6.   RESTRICTIONS ON SHARE TRANSFER
     ------------------------------

     6.1  Grant of Rights.  With respect to all Shares purchased pursuant to the
          ---------------
exercise of an Option (the "Option Shares"), the Company shall have:

          6.1.1  First Refusal.  A right of first refusal to purchase the Option
                 -------------
Shares prior to any sale, encumbrance, or other transfer, whether voluntarily or by operation of law, other than a transfer to a revocable inter vivos trust of
                                                          ----- -----
which the Recipient is the trustor, trustee, and beneficiary, as further described in Section 6.2, below; and

          6.1.2  Repurchase Option.  The right and option (the "Repurchase
                 -----------------
Option"), but not the obligation, to purchase such Option Shares upon (a) the termination of the Recipient's employment or other service engagement with the Company for any reason, and (b) the death of the Recipient, as further described in Section 6.3., below.

     6.2  First Refusal Rights.  Prior to any transfer of any Option Shares, the
          --------------------
Recipient shall deliver to the Company a written notice (the "Transfer Notice") describing (a) the name and address of the proposed transferee; (b) the proposed purchase price; (c) the number of Option Shares to be sold or transferred; and (d) the other terms and conditions of the transfer. Such Transfer Notice shall be treated as an offer by the Recipient to sell the Option Shares to the Company at the same price, and on the same other terms, as in the proposed transfer described in the Transfer Notice.

          6.2.1  Exercise.  If the Company wishes to purchase the Option Shares,
                 --------
then the Company shall deliver to the Recipient, within thirty (30) days after receiving the Transfer Notice, a written acceptance of the offer. The closing of the sale of the Option Shares to be Company thereafter shall occur, at the offices of the Company, within thirty (30) days after the Company accepts the Recipient's offer.

          6.2.3  Failure to Exercise.  If the Company fails to deliver to the
                 -------------------
Recipient within such 30-day period a written acceptance of the Recipient's offer, then the Recipient may proceed with the proposed transfer to the proposed transferee, and on the same terms and conditions, described in the Transfer Notice. If such transfer fails to close within 60 days after the end of such 30-day period, then the Recipient shall be obligated to offer the Option Shares to the Company pursuant to this Section 6.2 prior to transferring those Shares to the proposed transferee or any other person.

     6.3  Repurchase Option.  If a Recipient dies or the Recipient's employment
          -----------------
or other service engagement with the Company is terminated for any other reason, then the Company thereafter shall have the option (the "Repurchase Option") to purchase the Recipient's Option Shares by delivering to the Recipient or the Recipient's successor or legal representative), within ninety (90) days after Recipient's death or termination of employment, a written notice of its election to exercise of that option (the "Exercise Notice").

          6.3.1  Closing.  If the Company delivers that Exercise Notice within
                 -------
such 90-day period, then the closing of the sale of the Option Shares to the Company pursuant to the exercise of the Repurchase Option shall occur at the offices of the Company on a mutually acceptable date within thirty (30) days after delivery of the Exercise Notice.

          6.3.2  Price.  The purchase price for each of the Option Shares shall
                 -----
be the greater of (a) the price paid by the Recipient for such shares upon the exercise of the Option, or (b) the fair market value of such Option Shares as of the date of termination of Recipient's employment, determined in good faith by the Company's Board of Directors based upon the same factors taken into account by the Board in establishing the Exercise Price for an Option pursuant to
Section 4.2.3, above. The Company shall pay such amount to the Recipient, in cash, at the closing; provided, if the Options Shares were purchased with any
                      --------
purchase-money indebtedness from the Recipient, then the Purchase Price payable by the Company at the closing shall be reduced to the extent of the amount then due to the Company under such purchase-money indebtedness.

     6.4  Stock Transfer Agreement.  Concurrently with a Recipient's purchase of
          ------------------------
Shares pursuant to the exercise of an Option, the Recipient and the Company shall execute a Stock Transfer Agreement in substantially the form set forth in Exhibit D, evidencing the right of first refusal and Repurchase Option described in this Section 6.

7.   TERM AND AMENDMENT OF PLAN
     --------------------------

     7.1  Term. Unless sooner terminated pursuant to Section 7.2, below, this
          ----
Plan shall have a term of ten (10) years and shall expire on the tenth (10th) anniversary of (a) the date of its adoption by the Board, or (b) the date of its approval by the shareholders of the Company, whichever first occurs.

     7.2  Amendment and Termination. The Board in its sole and absolute
          -------------------------
discretion may amend, suspend or terminate the Plan in whole or in part at any time, but no such amendment, suspension or termination shall adversely affect the rights or obligations of Recipients with respect to Options granted prior to the date of any such amendment, suspension or termination; provided, notwithstanding the foregoing, the shareholders shall be required to approve any amendment which has the effect of (a) increasing the number of shares subject to the Plan or (b) changing the designation of the class of employees eligible to receive options under the Plan.

8.   MISCELLANEOUS
     -------------

     8.1  Approval of Shareholders. This Plan shall be effective only if it is
          ------------------------
approved by the shareholders of the Company within the period beginning twelve
(12) months before and ending within twelve (12) months after the date of its adoption by the Board. Options may be granted under this Plan prior to the date of its approval by the Company's shareholders, but no such Option may be exercised until this Plan has been so approved by the shareholders. Upon such approval, Options previously granted under this Plan shall be given effect retroactive to their Grant Date.

     8.2  Use of Proceeds. The proceeds from the sale of Shares pursuant to
          ---------------
 Options granted under this Plan shall constitute general funds of the Company.

     8.3  No Right to Allocation. No person shall be entitled to receive an
          ----------------------
Option under this Plan and no person shall have authority to enter into an agreement for the granting of an Option or to make any representation or warranty with respect thereto. No Options shall be earmarked for the account of a Recipient nor shall a Recipient have any rights with respect to such Options until such Options have been issued in accordance with the provisions of this Plan.

     8.4  No Employment Rights. Neither the adoption of this Plan, nor any
          --------------------
action taken by the Board under the Plan, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.


     8.5  Notices.  All notices permitted or required by this Plan shall be in
          -------
writing and shall be deemed to be delivered and received (a) when personally delivered, or (b) on the day on which telecopied, or (c) on the third (3rd) business day after the day on which deposited in the United States mail, first-class-certified mail, postage prepaid, transmitted or addressed to the person for whom intended, at the telecopy number or address appearing on the records of the Company, or such other telecopy number or address, notice of which is given in the manner contemplated by this Section 8.5.

     8.6  Governing Law.  The Plan shall be governed by the Internal Revenue
          -------------                                     ----------------
Code of 1986, as amended, and by the laws of the State of California.
------------

     8.7  Effective Date.  The effective date of this Plan shall be October 21,
          --------------
1996.

                                            D2 TECHNOLOGIES, INC., a California
                                            corporation


______________________________              By _________________________________
          Date                                 David Y. Wong, Ph.D.
                                               President

                             STOCK OPTION AGREEMENT
                             ----------------------

                            (Incentive Stock Option)

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into, effective on the date set forth below, by and between D2 TECHNOLOGIES, INC., a California corporation (the "Company"), and ___________ (the "Recipient"), with reference to the following facts:

     RECITALS:
     --------

     A. The Company has adopted a Tandem Stock Option Plan (the "Option Plan") which provides for the issuance of Incentive Stock Options meeting the requirements of Internal Revenue Code (the "Code") Section 422 ("Incentive Option"); and

     B. The Recipient is eligible to participate in the Option Plan and has been selected by the Board of Directors of the Company, which administers the Plan, to receive an Incentive Option under the Plan.

     AGREEMENT:
     ---------

     NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   GRANT OF OPTION
     ---------------

     1.1  Number of Shares.  Subject to the terms and conditions of this
          ----------------
Agreement, the Company hereby grants to Recipient an option (the "Option") to purchase _______ (_____________________________)shares of the Company's Common
Stock (the "Option Shares") at a price of __________ ($__) per share, which the Board of Directors of the Company has determined to be the fair market value of the Option Shares as of the "Grant Date" (as defined in Section 1.2, below). The parties intend that the Option shall be treated as an Incentive Option, and the Option therefore is subject to all restrictions imposed on "incentive stock options" under the Code and all restrictions imposed on "Incentive Options" under the Option Plan.

     1.2  Date of Grant.  The Option is granted as of the ____ day of ______,
          -------------
____ (the "Grant Date").

     1.3  Employment Date.  The Recipient's "Employment Date" is _________, __
          ---------------
which is the date on which the Recipient commenced employment with the Company.

     1.4  Option Nontransferable.  The Option shall not be assignable or
          ----------------------
transferable (except either a transfer between spouses or former spouses incident to a divorce or to the Recipient's estate or other successor upon the Recipient's death, such that the representative, heirs, or other successors of Recipient may exercise the Option within the six-month period described in Section 1.6, below), and any attempted assignment or other transfer shall cause the Option (and all of Recipient's Rights hereunder) to expire as of the date of such attempted transfer.

     1.5  Term.  Subject to earlier termination pursuant to Section 1.6, below,
          ----
the term of the Option shall (a) commence on the Grant Date, and (b) continue until the ___ day of ________, ____; provided, in all events this Option shall expire and no longer be exercisable ten (10) years after the Grant Date. To the extent the Option is not exercised within such period of time (as the same may be terminated pursuant to Section 1.6, below), the Option and all of Recipient's rights under this Agreement (including all such rights with respect to "Vested Shares" as defined in Section 3, below, and otherwise) shall expire at the end of that period of time.

     1.6  Termination of Option.  Notwithstanding any other provision of this
          ---------------------
Agreement to the contrary, the Option shall terminate as to all Option Shares, including both "Vested Shares" (as defined in Section 3, below) and other Option Shares, and all of Recipient's rights under this Agreement shall expire, (a) six
(6) months following termination of employment, where termination occurs by reason of Recipient's death or disability, or (b) thirty (30) days following the date on which Recipient's employment or other service engagement with the Company terminates for any other reason. (NOTE TO RECIPIENT: EVEN THOUGH CALIFORNIA CORPORATE LAW ENABLES A RECIPIENT'S HEIRS OR ESTATE TO EXERCISE THE OPTION UP TO SIX (6) MONTHS FOLLOWING TERMINATION OF RECIPIENT'S EMPLOYMENT BY REASON OF DEATH OR DISABILITY, THE OPTION MUST BE EXERCISED WITHIN NINETY (90) DAYS FOLLOWING TERMINATION OF EMPLOYMENT IN ORDER FOR THE OPTION TO BE TREATED AS A TAX-FAVORED "INCENTIVE STOCK OPTION.)

2.   RIGHTS PRIOR TO EXERCISE OF OPTION
     ----------------------------------

     Prior to the time that the Recipient exercises the Option in the manner required by this Agreement and receives a share certificate evidencing the Option Shares, the Recipient shall have no rights as a stockholder with respect to any Option Shares.

3.   VESTING AND EXERCISE
     --------------------

     3.1  Vesting of Option.  The Recipient may exercise the Option only with
          -----------------
respect to Vested Shares.

          3.1.1  Vested Shares.  The number of Vested Shares (the "Vested
                 -------------
Shares") at any time shall be determined by multiplying (a) the total number of Option Shares set forth in Section 1.1, above, times (b) the Recipient's Vested
                                               -----
Percentage (as determined in Section 3.1.2., below).

          3.1.2  Vested Percentage.  Subject to Section 3.1.3 and 4.3, below,
                 -----------------
the Recipient's Vested Percentage (the "Vested Percentage") [BOTH PARTIES INITIAL APPROPRIATE SECTION]:

          [__/__] A. Initially shall be zero, and shall be increased by _____ percent (__%) as of each ___________________ during the term of the Option;

provided, in no event shall Recipient become vested in the Shares at a rate less
--------
favorable to Recipient than twenty percent (20%) per year for a period of five
(5) years.

          [__/__] B. Initially shall be zero. If the Recipient remains employed with the Company during the one-year period following the Grant Date, then upon completion of such one-year period, Recipient shall become vested in twenty-five percent (25%) of the total number of Shares subject to this Option. For each subsequent full calendar month that Recipient remains employed with the Company, Recipient shall become vested in one-thirty-sixth (1/36th) of the remaining number of Shares subject to this Option.

          3.1.3  Application of $100,000 Limit.  In order for the Option to be
                 -----------------------------
eligible for treatment as an "Incentive Option," the fair market value of stock with respect to which any portion of the Option first becomes exercisable in any calendar year cannot exceed $100,000. If, without regard to this Section 3.1.3, such $100,000 limit would be violated with respect to any portion of the Option in any calendar year, then (a) the vesting schedule otherwise applicable under
Section 3.1.2, above, shall not apply during such year, (b) Recipient shall be deemed to vest in such calendar year only in such portion of the Option as would cause the Option to remain an "Incentive Option," and (c) the portion of the Option that would have vested in such calendar year without regard to this
Section 3.1.3 shall vest instead in the next succeeding calendar year (subject to the application of this Section 3.1.3 in such succeeding year).

          3.1.4  Acceleration of Vesting.  The Company at any time, in its sole
                 -----------------------
and absolute discretion, may (but is not obligated to) increase the Recipient's Vested Percentage.

     3.2  Notice.  If the Recipient desires to exercise the Option with respect
          ------
to some or all of the Vested Shares, then the Recipient shall deliver to the Company a written notice (the "Exercise Notice") describing the number of Vested Shares which the Recipient then desires to purchase.

     3.3  Timing of Exercise.  Notwithstanding any other provision of this
          ------------------
Agreement to the contrary, the Option may be exercised (a) only as to Vested Shares, (b) only once in each calendar quarter during the term of the Option, and (c) no more than twice during each calendar year. If the Recipient exercises the Option with respect to only some of the Vested Shares, then the Recipient may purchase the remaining Vested Shares upon any subsequent exercise of the Option.

4.   PURCHASE OF SHARES
     ------------------

     4.1  Closing.  The closing of the purchase and sale of Vested Shares
          -------
pursuant to the exercise of the Option shall occur at the offices of the Company on a mutually agreeable date not more than thirty (30) days after the date on which the Exercise Notice is delivered to the Company pursuant to Section 3.2, above (or, if later, the third business day after the date on which the condition specified in Section 4.1.1, below, is satisfied).

          4.1.1  Condition Precedent.  The obligations of the parties at the
                 -------------------
closing shall be subject to the Company's obtaining any permits, qualifications or other consents that may be required under state or federal securities laws in connection with the issuance of the Vested Shares to be purchased by the Recipient pursuant to exercise of the Option.

          4.1.2  Deliveries at Closing.  At the closing:
                 ---------------------

                 A.  The Recipient shall deliver:

                     (1) The purchase price (as determined under Section 1.1), above) for the Vested Shares being purchased, either (a) in cash or by certified or cashier's check or money order, or (b) in the discretion of the Company, a number of shares of the Company's outstanding capital stock having a fair market value as of the date of the closing (as determined by the Company's Board of Directors in good faith) equal to the purchase price due to the Company.

                     (2) An executed Stock Transfer Agreement pursuant to
Section 5.2, below;

                     (3) An executed Investment Letter, in substantially the form set forth as an exhibit to the Option Plan (if requested by the Company); and

                     (4) Such other documents and instruments as the Company reasonably may request to effect the closing in compliance with the Option Plan and applicable law.

                 B.  The Company shall deliver:

                     (1) One or more stock certificates evidencing the Vested Shares being purchase by the Recipient; and

                     (2) An executed Stock Transfer Agreement pursuant to
Section 5.2, below.

     4.2  Legend.  All certificates evidencing Shares purchased pursuant to
          ------
exercise of the Option shall be imprinted with such legends, if any, as may be necessary to comply with applicable federal and state securities laws, and also shall bear a legend in substantially the following form:

     THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCK TRANSFER AGREEMENT BETWEEN THE COMPANY AND [RECIPIENT] DATED ______, 19__, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

     4.3  Failure to Complete Purchase.  If, upon tender and delivery by the
          ----------------------------
Company at the closing of the stock certificates required pursuant to Section 4.1.2, above, the Recipient fails to accept delivery of and to pay for all or any part of the number of Vested Shares specified in the Exercise Notice, then the Board, in its discretion, may terminate the Recipient's right to exercise the Option with respect to such undelivered shares and any other Option Shares not previously purchased by the Recipient.

     4.4  Fully Paid Shares.  All Option Shares issued upon the exercise of the
          -----------------
Option shall be fully paid and nonassessable shares.

     4.5  Investment Representation.  RECIPIENT HEREBY REPRESENTS AND WARRANTS
          -------------------------
TO THE COMPANY THAT RECIPIENT IS ACQUIRING TO THE OPTION, AND SHALL PURCHASE ALL SHARES ACQUIRED PURSUANT TO EXERCISE OF THE OPTION, SOLELY AS AN INVESTMENT FOR RECIPIENT'S OWN ACCOUNT, AND NOT WITH A VIEW TOWARDS OR IN CONNECTION WITH OR WITH ANY INTENTION OF ANY SUBSEQUENT SALE, TRANSFER OR OTHER DISTRIBUTION OF THE SHARES.

5.   ADDITIONAL CONDITIONS OF OPTION
     -------------------------------

     In addition to the other terms and conditions set forth in this Agreement:

     5.1  Adjustments to Shares and Price.  If the common stock of the Company
          -------------------------------
is increased, decreased or changed into or exchanged for a different number or kind of shares of stock or securities of the Company or of another corporation as the result of a stock split or stock dividend or combination of shares or any other change, or is exchanged for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, then the Board of Directors of the Company shall adjust accordingly, pursuant to Code
Section 424, the number and kind of Option Shares as to which the Option, or any portion thereof then unexercised, shall be exercisable, so that the Recipient shall maintain the same proportionate interest as before the occurrence of such event. To the extent permitted by Code Section 424, such adjustment in the Option shall be made without change in the aggregate price applicable to the unexercised portion of the Option and with a corresponding adjustment in the purchase price for each of the Option Shares not yet purchased by the Recipient pursuant to the Option. Any such adjustment made by the Board shall be conclusive.

     5.2  Restrictions on Transfer.  Recipient acknowledges and agrees that all
          ------------------------
Option Shares purchased pursuant to exercise of the Option shall be subject to the restrictions on transfer described in the Option Plan, and as a condition of purchasing any such Option Shares, the Recipient shall execute a Stock Transfer Agreement, in the form described in the Option Plan, evidencing those restrictions.

     5.3  Listing and Registration.  If at any time the Board of Directors of
          ------------------------
the Company shall determine, it its discretion, that it is necessary or desirable either (a) to list, register, or qualify options granted pursuant to the Plan, or the shares to be sold and issued upon exercise of such options, upon any securities exchange or under any state or federal law, or (b) to obtain the consent or approval of any governmental regulatory body, to the issuance of such options or sale of such shares, then no further Option Shares shall be sold unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors shall have the authority to cause the Company, at its expense, to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

     5.4  Terms of Option Plan.  This Agreement is entered into pursuant to the
          --------------------
terms and conditions of the Company's Option Plan and is subject to all of the terms and conditions of such Plan. Any conflict between this Agreement and the terms and conditions of the Option Plan shall be resolved in favor of the provisions of the Option Plan.

     5.5  Acknowledgment Re Tax Matters.  Recipient acknowledges and agrees
          -----------------------------
that:

          5.5.1  Advisors.  In order to obtain favorable tax treatment, the
                 --------
Recipient must observe certain rules governing "Incentive Stock Option" under the Internal Revenue Code, and consequently, the Company has urged Recipient to seek advice from a tax advisor regarding the income tax consequences of the granting of the Option and the issuance of Options Shares pursuant to the exercise of the Options;

          5.5.2  No Reliance.  The Recipient shall not rely upon Company, or any
                 -----------
of its agents, regarding the income tax consequences of such matters; and

          5.5.3  Company Not Responsible.  The Company shall not be responsible
                 -----------------------
for ensuring that the granting of the Option, or the exercise of the Option, or the holding or sale of Option Shares by Recipient, or any other matter or aspect of such transactions, enable Recipient to achieve any particular income tax result, including but not limited to treatment of the Option as an "Incentive Stock Option" under Code Section 422.

6.   MISCELLANEOUS
     -------------

     6.1  Binding Effect.  This Agreement shall be binding upon, and inure to
          --------------
the benefit of, the Company and the Recipient, respectively, and their respective executors, administrators, successors and assigns.

     6.2  Compliance with Laws.  The Company may file such forms, reports, and
          --------------------
other information (including information pertaining to Recipient) as may be necessary or appropriate for ensuring that the granting of the Option, the exercise of the Option, and the sale of Option Shares to Recipient pursuant to exercise of the Option comply fully with cognizant provisions of federal and California laws regulating the sale, issuance, or other transfer of securities.

     6.3  Effective Date.  The effective date of this Agreement shall be the
          --------------
Grant Date set forth in Section 1.2, above.


     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement on the date set forth opposite their respective names.

"COMPANY":                                      "RECIPIENT":
 -------                                         ---------

D2 TECHNOLOGIES, INC., a California
corporation





By
   ------------------------                    -------------------------------
Name:                                          Signature of Recipient
Title:


Date                                           Recipient's Social Security No.:
    ------------------------


     Address and Facsimile No.
            for Notices:                       -------------------------------
            -----------


D2 Technologies, Inc.                           Date
104 W. Anapanu Street                                -------------------------
Santa Barbara, California  93101                Address for Notices:
                                                -------------------


Facsimile No.:  (805) 966-2144